November 2019 :: Stephens Investment Conference

Disclaimer IMPORTANT: You must read the following information before continuing to the rest of the presentation. This presentation has been prepared by CURO Group Holdings Corp. and is being provided to you for informational purposes only. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding the significant growth opportunities with sustainable competitive advantages for our business, our belief that market trends in the United States and Canada favor our business, our expectations regarding fully-diluted weighted average shares outstanding and our belief in our ability to successfully navigate and rapidly adapt to regulatory and competitive changes across all markets. In addition, words such as “as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including our ability to execute on our business strategy, our ability to capitalize on favorable market trends, our ability to accurately predict our future financial results and actions of regulators. These assumptions and judgments may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors both within and outside of our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our level of indebtedness; errors in our internal forecasts; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties would could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure or third parties who provide products, services or support to us; any failure of third-party-lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-part electronic payment solutions providers; disruption caused by employee or third-party theft and errors in our stores as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason. Non-GAAP Financial Measures In addition to the financial information prepared in conformity with U.S. GAAP, we provide in this presentation certain “non-GAAP financial measures,” including: Adjusted Net Income (Net Income from continuing operations minus certain non-cash and other adjusting items); Adjusted EBITDA (EBITDA plus or minus certain non-cash and other adjusting items); Gross Combined Loans Receivable (includes loans originated by third-party lenders through CSO programs which are not included in our consolidated financial statements); and Adjusted Return on Average Assets. Such measures are intended as a supplemental measure of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company presents Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets because it believes that, when viewed with the Company’s GAAP results and the accompanying reconciliation, such measures provide useful information for comparing the Company’s performance over various reporting periods as they remove from the Company’s operating results the impact of items that the Company believes do not reflect its core operating performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets are not substitutes for net earnings, cash flows provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets. Although the Company believes that Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets can make an evaluation of its operating performance more consistent because they remove items that do not reflect its core operations, other companies in the Company’s industry may define Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets differently than the Company does. As a result, it may be difficult to use Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets to compare the performance of those companies to the Company’s performance. Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets should not be considered as measures of the income generated by the Company’s business or discretionary cash available to it to invest in the growth of its business. The Company’s management compensates for these limitations by reference to its GAAP results and using Adjusted Net Income, Adjusted EBITDA, Gross Combined Loans Receivable and Adjusted Return on Average Assets as supplemental measures. Reconciliations of non-GAAP metrics utilized in this presentation to their closest GAAP measures can be found in slides 23 – 29. The presentation is confidential and may not be reproduced, redistributed, published or passed on to any other person, directly or indirectly, in whole or in part, for any purpose. This document may not be removed from the premises, and by accepting this document and attending the presentation, you agree to be bound by the foregoing limitations. If this document has been received in error it must be returned immediately to us. 2

CURO At a Glance Business Overview Large Geographic Footprint . Founded in 1997, CURO is a tech-enabled, multi-channel Store and multi-product consumer finance company serving a Online wide range of underbanked consumers in the U.S. and Both Canada, and a market leader in the industry based on British Alberta* Manitoba revenues Columbia* – Strong position in each of its markets New Brunswick Saskatchewan* – Rapidly gaining market share in large fragmented Ontario* WA* markets ND Nova Scotia* . Dominant storefront presence with 416 total locations OR ID WI RI – United States: 214 stores in 14 states WY OH – Canada: 202 stores in 7 provinces and territories NV* IL* UT VA . Large online lending presence CA* CO KS* MO* TN* OK SC – United States: 27 states AZ* NM AL* – Canada: Alberta, Nova Scotia, Ontario, MS* Saskatchewan and British Columbia AK TX* LA* HI Strong Brands Product and Channel Distribution Ancillary (% of 9/30/19 YTD Revenue) 5.6% Single-Pay (Canada) 7.0% Single- Pay (US) 9.9% Online Unsecured 45% 55% Installment 47.1% Stores Open End 20.7% Secured Installment 3 9.7%

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages Strong ability to successfully navigate and rapidly adapt to regulatory and competitive changes across all markets 4

Leading Large Scale Lender(1) To Underbanked Consumers With Track Record Of Profitability Across Credit Cycles 2014 – Present Broad product diversification 2008 – 2013 and brand development; omni-channel 1997 – 2007 Channel, product and geographic diversification Focused branch development . Installment loan and open-end in U.S. credit product expansion . Began offering installment loans . Mobile optimized sites and apps . Company founded with first . Launched online lending location in Riverside, platforms . Refined best-in-class omni- California channel platform . International expansion to . Launched analytical brand Canada marketing . Expanded into additional states Bespoke IT platform Raised over $2 billion of debt $18.0 billion of total credit development financing since 2008 extended since 2010 5 (1) Leading large-scale lender in terms of revenue.

Omni-Channel Platform Supports “Call, Click or Come-In” Source customers from a broad base with high retention rates Storefront Digital / Mobile Category-killer stores promote brand awareness Synergistic lead funnel for storefront channel Distinctive and recognizable branding Enhances customer experience Convenient locations with many open 7 Over 86% of web visitors are on mobile (1) days/week Higher approval rates with better credit Site to store: over 80,000 loans in Q3 2019 (2) performance (1) Through September 30, 2019. 6 (2) New and reactivated customers

Comprehensive Product Offerings And Diversified Revenue(1) Unsecured Secured Open-End Single-Pay Installment Installment (Line of Credit) Online & in-store: Online & in-store: Online: KS,TN,ID,UT, VA, Online and in-store: Channel 14 U.S. states and 7 U.S. states MO, DE, RI and Canada 12 U.S. states & Canada Canada In-store: KS,TN & Canada Average Loan (2) (2) Size $655 $1,364 $787 $319 Revolving / Up to 60 months Up to 42 months Up to 62 days Duration Open-ended Average monthly Average monthly Daily interest rates ranging Fees ranging from $13 16.1% 12.0% Pricing interest rate(3) interest rate(3) from 0.13% to 0.99% to $25 per $100 borrowed Loans $245 million(2) $92 million(2) $315 million $78 million Receivable Q3 2019 YTD Consolidated Revenue Increasing Installment & Open-End Focus (% of revenue) (% of revenue) Installment & open-end 77.5% 78% $840 59% Ancillary million 5.6% 19% Canada Single-pay 7.0% U.S. FY 2010 FY 2016 Q3 2019 Single-pay 9.9% (1) As of 9/30/19 7 (2) Includes CSO loans. (3) Weighted average of the contractual interest rates for the portfolio as of 9/30/19. Excludes CSO.

Large Addressable Market Is Underserved

Large Total Addressable Market

- Combined estimated 125 million potential underbanked borrowers (1)
- 39% of American adults could not cover an emergency expense of $400 (2)
- 12% of credit-active Canadian adults are considered sub-prime, in the 300-639 FICO score range (3)

Favorable Customer Trends

- 80% of respondents in a recent study bank online at least monthly and 71% conduct transactions using a mobile banking app (4)
- Growing preference towards installment loan products
  - Growth in funded online installment loans has increased over 600% since 2014 vs. online single-pay loans which have increased approximately 100% (5)

Providers of credit to U.S. population by FICO band(6)



21.8%
20.2%
16.2%
13.0%
9.6%
8.1%
6.8%
4.2%
> 800
750–799
700–749
650–699
600–649
550–599
500–549
< 500



Banks
Specialized consumer lenders
Credit unions
Marketplace lenders
Credit cards
Broker dealers



Marketplace lenders
Specialized consumer lenders
Non-prime Credit cards

Over 100 million Americans are underserved by traditional finance companies

(1) In the U.S. (internal / Experian) and Canada (internal / TransUnion)
(2) May 2019 Federal Reserve System Board of Governors Report on the Economic Well-Being of U.S. Households in 2018
(3) TransUnion Industry Insights Summary, 4th Quarter 2018
(4) May 2018 Deloitte global consumer survey on digital banking (filtered for U.S. only)
(5) Clarity Services Inc. 2019 Alternative Financial Services Lending Trends; 2014 indexed at 100 for comparative growth illustration; funded loan volume measure in dollars.
(6) April 2018; FICO.

8

U.S. Market Trends Continue to Favor CURO Underserved market and customers are in good shape financially People are Working No early indicators of employment slippage Unemployment rate continues at historically low level Initial jobless claims also remain historically low 12.0% 800,000 700,000 10.0% 600,000 8.0% 500,000 6.0% 400,000 300,000 4.0% 200,000 2.0% 100,000 0.0% - Source: Federal Reserve Bank of St. Louis Source: Federal Reserve Bank of St. Louis Wage growth is strongest for our customer base Initial jobless claims also positive on a narrower horizon Even over last 18 months, employment remains strong 5.0% 255,000 4.0% 245,000 235,000 3.0% 225,000 215,000 2.0% 205,000 195,000 1.0% 185,000 175,000 0.0% <$15 $15 - 22.50 $22.50 - $30 $30 - $45 $45 Source: Department of Labor, Goldman Sachs Global Investment Source: Federal Reserve Bank of St. Louis 9 Research; nominal wage growth over last year (3 month average).

U.S. Economic Indicators Remain Largely Positive Debt burdens remains consistent Housing Market Index remains positive Ratio of household debt to disposal income remains flat Market conditions and buyer traffic are not slowing 80 14.0% 13.5% 70 13.0% 12.5% 60 12.0% 50 11.5% 11.0% 40 10.5% 10.0% 30 9.5% 20 9.0% 10 0 Source: Federal Reserve Bank of St. Louis through April 2019, as of October 2019. Source: National Association of Homebuyers through October 2019. Expectations for Inflation remain low Consumer Confidence remains strong 10.0% 8.0% 6.0% 4.0% 2.0% 0.0% 10 Source: Federal Reserve Bank of St. Louis Source: Advisor Perspective

Delinquency remains stable and below pre-recession levels Source: TransUnion 11

Canadian Market Trends are Similar Underserved market and customers are in good shape financially People are working Unemployment claims also positive on a narrower horizon Unemployment rate continues at historically low level Even over last 18 months, employment remains strong Wage growth remains strong Consumer Confidence has been a bit volatile Source for all charts: Tradeeconomics.com through August 2019. 12

Financial Summary 13

Financial Results At A Glance

($Millions)

Gross Combined Loans Receivable

- Grew $114.1 million (+19%) vs. Q3 2018 (excluding addition of past due Open-End loans, loans grew $68.0 million or 11.0%)

Revenue

- Year-over-year QTD revenue growth of 10.3%
- Open-End revenue grew 64.1% QTD year-over-year on organic growth in the U.S. and introduction of Open-End products in Canada and Virginia (excluding impact of past due Open-End loans, Open-End revenue grew $10.8 million or 26.9%)

Gross Margin

- Improved 59.5% QTD year-over-year
- Loss provision comparisons were affected by launch of Open-End across Ontario in prior year and the Q1 2019 Open-End Loss Recognition Change

Corporate Expenses(2)

- Grew 40.1% vs. Q3 2018 primarily on changes in variable compensation for relative business performance vs. expectations

Q3 2019 was highlighted by 19% YOY loan growth and 10% QTD revenue growth

($ in millions)	3 months ended September 30,			9 months ended September 30,		
	2019	2018	Growth %	2019	2018	Growth %
Revenue	$297.3	$269.5	10.3%	$839.5	$757.5	10.8%
Gross margin	$96.6	$60.6	59.5%	$283.3	$243.8	16.2%
Adjusted EBITDA(1)	$67.1	$38.6	73.8%	$193.6	$166.4	16.3%
Adj. net income(1)	$32.9	$11.4	188.0%	$95.3	$69.5	37.2%

2019 Full Year Guidance Raised in Q3 Earnings Release (3)

- Revenue in the range of $1.145 to 1.150 billion
- Adjusted Net Income in the range of $125 million to $135 million
- Adjusted EBITDA in the range of $260 million to $270 million
- Adjusted estimated effective tax rate of 26% to 27% for the full year
- Adjusted Diluted Earnings per Share of $2.75 to $2.85

(1) Refer to slides 24 and 23 for reconciliation of Adjusted Net Income and Adjusted EBITDA to their closest GAAP measures, Net Income.
(2) Corporate, district and other expense as defined in the Company's Annual Report on Form 10-K filed on March 18, 2019.
(3) Refer to slide 27 for reconciliation of Non-GAAP Guidance metrics to their closest GAAP measures.

14

Strong Long Growth with Managed Mix Shift Gross Combined Loans Receivable quarterly comparison(1) ($Millions) Unsecured Installment Open-end Secured Installment Single-pay CSO $731 $677 $73 $652 $617 $615 $67 $80 $78 $62 $79 $76 $490 $81 $90 $492 $70 $77 $85 $447 $426 $79 $69 $93 $81 $395 $71 $91 $57 $341 $347 $85 $62 $95 $290 $90 $82 $315 $58 $253 $273 $68 $283 $86 $85 $207 $89 $184 $241 $59 $76 $53 $85 $80 $45 $85 $76 $48 $91 $89 $88 $67 $32 $52 $80 $63 $27 $26 $56 $51 $52 $30 $182 $185 $190 $169 $162 $165 $174 $28 $144 $156 $160 $26 $27 $121 $94 $51 $54 $59 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 (1) Gross combined loans receivable is sum of Company-owned gross loans receivable and gross loans receivable guaranteed by the Company. 15

U.S. Results – Solid growth with YOY margin expansion

($Millions)

U.S	2019 Q3		2019 Q2		2019 Q1	
Revenue	$ 237.1	100%	$ 210.0	100%	$ 226.1	100%
Provision for losses	103.0	43%	92.6	44%	85.0	38%
Net revenue	134.1	57%	117.5	56%	141.1	62%
Advertising costs	14.2	6%	11.2	5%	6.4	3%
Non-advertising COPS	42.6	18%	41.2	20%	45.0	20%
Total cost of providing services	56.8	24%	52.4	25%	51.3	23%
Gross margin	77.2	33%	65.1	31%	89.8	40%
Corporate, district and other	32.9	14%	29.6	14%	43.9	19%
Interest expense	14.9	6%	14.6	7%	14.7	7%
Loss on extinguishment of debt	-		-		-	
Loss from equity method investment	1.4	1%	3.7	2%	-	0%
Total operating expense	49.2	21%	48.0	23%	64.5	29%
Segment operating income	28.1		17.0		31.2	
Adjusted EBITDA	$ 51.8	22%	$ 42.0	20%	$ 61.2	27%

U.S	2018 Full Year		2018 Q3		2018 Q2		2018 Q1	
Revenue	$ 853.1	100%	$ 223.3	100%	$ 190.1	100%	$ 204.6	100%
Provision for losses	348.6	41%	103.3	46%	72.0	38%	64.3	31%
Net revenue	504.5	59%	120.0	54%	118.1	62%	140.3	69%
Advertising costs	48.8	6%	17.6	8%	12.4	7%	5.2	3%
Non-advertising COPS	170.9	20%	42.3	19%	41.7	22%	43.8	21%
Total cost of providing services	219.7	26%	59.9	27%	54.1	28%	48.9	24%
Gross margin	284.8	33%	60.1	27%	64.0	34%	91.3	45%
Corporate, district and other	112.8	13%	22.4	10%	28.2	15%	30.5	15%
Interest expense	80.4	9%	22.2	10%	20.5	11%	22.3	11%
Loss on extinguishment of debt	90.6		69.2		-		11.7	
Loss from equity method investment	-	0%	-	0%	-	0%	-	0%
Total operating expense	283.7	33%	113.7	51%	48.7	26%	64.5	32%
Segment operating income	1.1		(53.6)		15.4		26.8	
Adjusted EBITDA	$ 193.9	23%	$ 42.0	19%	$ 41.3	22%	$ 66.0	32%

U.S	2017 Full Year		2017 Q3		2017 Q2		2017 Q1	
Revenue	$ 737.7	100%	$ 193.8	100%	$ 163.8	100%	$ 174.3	100%
Provision for losses	267.5	36%	79.5	41%	52.0	32%	49.2	28%
Net revenue	470.2	64%	114.3	59%	111.8	68%	125.1	72%
Advertising costs	36.1	5%	12.0	6%	7.9	5%	4.7	3%
Non-advertising COPS	166.9	23%	41.2	21%	40.8	25%	43.3	25%
Total cost of providing services	203.0	28%	53.2	27%	48.7	30%	48.0	28%
Gross margin	267.2	36%	61.1	32%	63.1	39%	77.1	44%
Corporate, district and other	120.8	16%	25.3	13%	28.0	17%	25.0	14%
Interest expense	82.5	11%	18.8	10%	18.4	11%	23.3	13%
Loss on extinguishment of debt	12.5		-		-		12.5	
Loss from equity method investment	-	0%	-	0%	-	0%	-	0%
Total operating expense	215.8	29%	44.1	23%	46.4	28%	60.9	35%
Segment operating income	51.5		17.1		16.7		16.3	
Adjusted EBITDA	$ 180.1	24%	$ 40.2	21%	$ 41.8	26%	$ 57.8	33%

- Provision as a percentage of revenue has trended upward over the past several years because of mix shift to lower-yielding, higher-dollar loan products
- 2019 vs. 2018 comparisons of the provision for losses are affected by changes in allowance coverage levels in the second quarter and first half of 2018, the Q1 2019 Open-End Loss Recognition Change and loan growth.
- Corporate, district and other expenses in Q3 2019 were elevated compared to Q3 2018 because of higher variable compensation expense.

16

NOTE: See slide 28 for reconciliation of Adjusted EBITDA to its closest comparable GAAP measure and Segment Operating Income

Canada – Valuable Transition to Multi-Pay Loans ($ in millions, USD) Loan Portfolio Revenue mix shift Open End Single Pay Unsecured Installment Ancillary Open End Single Pay Unsecured Installment $250.0 $350.0 $300.0 $200.0 $250.0 $150.0 $200.0 $150.0 $100.0 $100.0 $50.0 $50.0 $0.0 $0.0 2015 2016 2017 2018 TTM 9/30/2019 12/31/2015 12/31/2016 12/31/2017 12/31/2018 9/30/2019 AEBITDA through the transition Earnings growth trajectory accelerating AEBITDA AEBITDA Margin AEBITDA AEBITDA Margin $70.0 40% $20.0 40% 35% $60.0 35% $15.0 30% 30% $50.0 25% 25% $40.0 $10.0 20% 20% 15% $30.0 15% $5.0 10% $20.0 5% 10% $0.0 0% $10.0 5% -5% $0.0 0% -$5.0 -10% 2015 2016 2017 2018 TTM Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 9/30/2019 2017 2017 2017 2017 2018 2018 2018 2018 2019 2019 2019 17 NOTE: See slide 29 for reconciliation of Adjusted EBITDA to its closest comparable GAAP measure.

Improved Quarterly Net Charge-off Rates NCO Rates by Country – All Products 25.0% 20.0% U.S. and Canada NCO rates 15.0% lower year over year on Open End improvement as products 10.0% stabilize 5.0% 0.0% U.S. Canada Consolidated Q3 2018 Q3 2019 Consolidated Quarterly NCO Rate by Product Unsecured Installment NCO 50.0% rates affected by (i) mix shift away from Canada and (ii) 40.0% credit line increases (accretive to net revenue but elevates 30.0% NCO rates) 20.0% Open-End driven by product seasoning in Canada and 10.0% Virginia 0.0% Unsecured Secured Open-end CSO Single-Pay Total Single pay driven by extended Installment Installment payment plan requirement in Q3 2018 Q3 2019 Canada 18

Cash Flow, Liquidity and Share Repurchases

($Millions)

Implied Free Cash Flow and Excess Cash Flow	At Midpoint of 2019 Guidance
Adjusted EBITDA [1]	$ 265.0
Cash interest	(72.0)
Cash tax	(20.0)
Capex	(15.0)
Implied FCF	$ 158.0
Implied Cash to Fund Loan Growth:	
US	(20.0)
CAN (at September 30, 2019 drawn level)	(45.0)
Implied Excess Cash Flow	$ 93.0

Block Share Repurchase

- Purchased 2 million shares in private transaction directly from private equity sponsor[3] at 3% discount to market close ($13.55)
- Executed effective August 30, 2019
- Funded through cash on hand and borrowing on U.S. revolver

Total Liquidity	9/30/2018	12/31/2018	3/31/2019	6/30/2019	9/30/2019
Excess Cash	$ 79.8	$ 6.5	$ 29.2	$ 38.0	$ 14.0
Undrawn					
US Revolver	-	30.0	50.0	50.0	25.0
CAN Revolver	7.5	7.2	7.2	7.4	7.3
CAN SPV [2]	-	-	29.0	67.2	58.4
Total Liquidity	$ 87.3	$ 43.7	$ 115.4	$ 162.6	$ 104.7

- Block Share Repurchase did not affect the amount available for share repurchases under the April 2019 Share Repurchase Program
- The Company expects Fully-Diluted Weighted Average Shares Outstanding for the three months ended December 31, 2019 in the range of 43.0 million to 43.5 million after considering a) repurchases under the 2019 Share Repurchase Program through quarter end and b) the effect of dilutive securities at current share price levels.
- The Company expects Fully-Diluted Weighted Average Shares Outstanding for the year ended December 31, 2019 in the range of 46 million to 46.5 million considering the same items

(1) Refer to slide 27 for reconciliation of 2019 Outlook Net Income to Adjusted Net Income and Net Income to Adjusted EBITDA.
(2) Liquidity from Canada SPV determined by actual availability using the borrowing base as of the dates shown
(3) Private equity sponsor is considered a related party as described in Note 17 "Share Repurchase Program" in Notes to the financial statements filed on Form 10-Q for the three and nine months ended September 30, 2019

19

Consolidated Summary Balance Sheet

($Millions)

($ in millions)	December 31, 2016	December 31, 2017	December 31, 2018	September 30, 2018	September 30, 2019
Cash	$ 182.9	$ 153.5	$ 61.2	$ 145.5	$ 62.2
Restricted cash	4.5	8.5	25.4	20.8	38.8
Gross loans receivable	273.2	413.2	571.5	537.8	657.6
Less: allowance for loan losses	(36.9)	(64.1)	(74.0)	(68.7)	(108.4)
Loans receivable, net	236.3	349.1	497.5	469.1	549.2
PP&E net	93.0	85.6	76.8	78.5	70.4
ROU asset	-	-	-	-	118.3
Goodwill and intangibles	147.2	150.3	149.1	150.2	152.8
Other assets	63.6	55.1	74.8	67.7	76.4
Total assets	$ 727.4	$ 802.1	$ 884.8	$ 931.8	$ 1,068.1
Senior notes and revolver	$ 538.4	$ 585.8	$ 696.6	$ 706.2	$ 703.0
ABL facilities	86.5	120.4	107.5	162.0	102.4
ROU liability	-	-	-	-	126.0
Other liabilities	111.2	136.9	125.1	108.6	101.7
Total liabilities	$ 736.1	$ 843.1	$ 929.3	$ 976.8	$ 1,033.1
Total stockholders' equity / (deficit)	$ (8.7)	$ (41.0)	$ (44.5)	$ (45.0)	$ 35.0
LTM adjusted ROAA (1)	11.3%	11.3%	10.9%	10.3%	12.1%
Debt / LTM adjusted EBITDA (1)	3.2x	3.0x	3.7x	3.9x	3.3x
Net Debt / LTM adjusted EBITDA (2)	2.7x	2.5x	3.2x	3.1x	2.8x

- August 2018 issuance of $690.0 million of 8.25% Senior Secured Notes due 2025 to (a) redeem remaining $527.5 million of our 12.00% Senior Secured Notes due 2022 and (b) fully extinguish the $122.4 million Non-Recourse U.S. SPV Facility.
- Closed Canadian SPV facility in August 2018 (CAD$175 million capacity) to finance Canadian loan growth
- Expanded Senior Revolver to $50 million in the fourth quarter of 2018
- $50 million Share Repurchase Program authorized in April 2019
- Executed Block Share Repurchase of 2 million shares from private equity sponsor September 2019

Note: Debt balances are reflected net of deferred interest costs. Subtotals may not sum due to rounding.
(1) Refer to slides 23 and 24 for reconciliation of Adjusted EBITDA and Adjusted Net Income to their closest GAAP measures, Net Income.
(2) Net Debt excludes U.S. and Canada SPV debt.

20

Key Investment Highlights Leading large scale lender to underbanked consumers with track record of profitability across credit cycles with over 20 years of history Omni-channel platform, geographic footprint and diverse revenue base drive profitability and performance of business Large and growing addressable market that is underserved by traditional finance companies and banks Dynamic marketing strategy and proprietary analytics fuel customer growth and optimize customer acquisition cost Significant growth opportunities with sustainable competitive advantages Strong ability to successfully navigate and rapidly adapt to regulatory and competitive changes across all markets 21

Appendix 22

Historical Consolidated Adjusted EBITDA Reconciliation

($Millions)

	3 Months endings September 30, 2018	3 Months endings September 30, 2019	9 Months endings September 30, 2018	9 Months endings September 30, 2019
Net Income from continuing operations	$ (42.6)	$ 28.0	$ 1.0	$ 74.3
Provision for Income Taxes	(16.9)	11.2	(0.2)	28.7
Interest Expense	23.4	17.4	66.2	52.1
Depreciation and Amortization	4.6	4.6	13.6	14.2
EBITDA	$ (31.5)	$ 61.2	$ 80.6	$ 169.3
Loss on extinguishment of debt (1)	69.2	-	80.9	-
U.K. related costs (2)	-	0.3	-	8.8
Loss from equity method investment (3)	-	1.4	-	5.1
Share-based compensation (4)	2.1	2.8	6.1	7.6
Legal and related costs (5)	(1.2)	0.9	(1.2)	0.9
Restructuring costs (6)	-	-	-	1.8
Other Adjustments (7)	-	0.5	-	0.1
Adjusted EBITDA	$ 38.6	$ 67.1	$ 166.4	$ 193.6
Adjusted EBITDA Margin	14.3%	22.6%	22.0%	23.1%

(1) For the nine months ended September 30, 2018, the $80.9 million of loss on extinguishment of debt is comprised of (i) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022 and (ii) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes.

(2) U.K. related costs of $8.8 million for the nine months ended September 30, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which included $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $1.2 million for other costs.

(3) The Loss from equity method investment for the nine months ended September 30, 2019 of $5.1 million includes (i) our share of the estimated GAAP net loss of Cognical Holdings ("Zibby") and (ii) a $3.7 million loss recognized during the second quarter of 2019. From April through July of 2019, Zibby completed an equity raising round at a value per share less than the value per share raised in prior raises. As of September 30, 2019, we owned approximately 42% of the outstanding shares of Zibby on a fully diluted basis.

(4) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(5) Legal and related costs for the three and nine months ended September 30, 2019 include costs related to certain securities litigation and related matters of $0.6 million and legal and advisory costs of $0.3 million related to the repurchase of shares from FFL. Legal and related costs for the three and nine months ended September 30, 2018 includes (i) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans and (ii) settlement of certain matters in California and Canada. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in our Form 10-K filed with the SEC on March 18, 2019.

(6) Restructuring costs of $1.8 million for the nine months ended September 30, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and has allowed the Company to reallocate investment to strategic growth activities.

(7) Other adjustments include deferred rent and the intercompany foreign exchange impact. Deferred rent represents the non-cash component of rent expense.

23

Historical Consolidated Adjusted Net Income Reconciliation

($Millions)

	3 Months endings September 30,		9 Months endings September 30,	
	2018	2019	2018	2019
Net Income from continuing operations	$ (42.6)	$ 28.0	$ 1.0	$ 74.3
Loss on extinguishment of debt (1)	72.2	-	83.8	-
Restructuring costs (2)	-	-	-	1.8
Legal and related costs (3)	(1.2)	0.9	(1.2)	0.9
U.K. related costs (4)	-	0.3	-	8.8
Loss from equity method investment (5)	-	1.4	-	5.1
Share-based compensation (6)	2.1	2.8	6.1	7.6
Intangible asset amortization	0.7	0.8	2.0	2.3
Impact of tax law changes (7)	(0.6)	-	1.2	-
Cumulative tax effect of adjustments	(19.2)	(1.2)	(23.6)	(5.5)
Adjusted net income from continuing operations	$ 11.4	$ 32.9	$ 69.5	$ 95.3
Net income from continuing operations	$ (42.6)	$ 28.0	$ 1.0	$ 74.3
Adjusted Diluted Weighted Average Shares Outstanding (8)	48.4	46.0	48.1	46.9
Diluted Earnings per Share from Continuing Operations	$ (0.93)	$ 0.61	$ 0.03	$ 1.59
Per share impact of adjustments to net income	$ 1.17	$ 0.10	$ 1.42	$ 0.44
Adjusted Diluted Earnings per Share from Continuing Operations	$ 0.24	$ 0.71	$ 1.45	$ 2.03

(1) For the nine months ended September 30, 2018, the $80.9 million of loss on extinguishment of debt is comprised of (i) $11.7 million incurred in the first quarter of 2018 for the redemption of $77.5 million of the CURO Financial Technologies Corp.'s ("CFTC") 12.00% Senior Secured Notes due 2022 and (ii) $69.2 million incurred in the third quarter of 2018 for the redemption of the remaining $525.7 million of these notes. The $69.2 million of third quarter loss on extinguishment of debt is comprised of $54.0 million make whole premium and $15.2 million of deferred financing costs, net of premium/discounts. An additional $3.0 million is included in related costs for the three and nine months ended September 30, 2018 for duplicative interest paid through September 30, 2018 prior to repayment of the remaining 12.00% Senior Secured Notes and the Non-Recourse U.S. SPV Facility.

(2) Restructuring costs of $1.8 million for the nine months ended September 30, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and has allowed the Company to reallocate investment to strategic growth activities.

(3) Legal and related costs for the three and nine months ended September 30, 2019 include costs related to certain securities litigation and related matters of $0.6 million and legal and advisory costs of $0.3 million related to the repurchase of shares from FFL. Legal and related costs for the three and nine months ended September 30, 2018 includes (i) a $1.8 million reduction of the liability related to our offer to reimburse certain bank overdraft or non-sufficient funds fees because of possible borrower confusion about certain electronic payments we initiated on their loans and (ii) settlement of certain matters in California and Canada. For more information, see Note 18 - "Contingent Liabilities" of the Notes to Consolidated Financial Statements included in our Form 10-K filed with the SEC on March 18, 2019.

(4) U.K. related costs of $8.8 million for the nine months ended September 30, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which included $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $1.2 million for other costs

(5) The Loss from equity method investment for the nine months ended September 30, 2019 of $5.1 million includes (i) our share of the estimated GAAP net loss of Zibby and (ii) a $3.7 million loss recognized during the second quarter of 2019. From April through July of 2019, Zibby completed an equity raising round at a value per share less than the value per share raised in prior raises. As of September 30, 2019, we owned approximately 42% of the outstanding shares of Zibby on a fully diluted basis.

(6) We approved the adoption of share-based compensation plans during 2010 and 2017 for key members of senior management. The estimated fair value of share-based awards is recognized as non-cash compensation expense on a straight-line basis over the vesting period.

(7) As a result of the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act"), which became law on December 22, 2017, we provided an estimate of the new repatriation tax as of December 31, 2017. Subsequent to further guidance published in the first quarter of 2018, we booked additional tax expense of $1.2 million for the 2017 repatriation tax. Additionally, the 2017 Tax Act provided for a new Global Intangible Low-Taxed Income tax starting in 2018 and we estimated and provided tax expense of $0.6 million in the first quarter of 2018.We revised this expense in the third quarter of 2018 based on changes in our geographic mix of income.

(8) We calculate Adjusted Earnings per Share utilizing diluted shares outstanding at year-end. If the Company records a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted Earnings Per Share from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted Earnings Per Share from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

24

Historical Gross Combined Loan Receivables And Adjusted ROAA Reconciliations Year ending Nine months ending (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Sept. 30, 2018 Sept. 30, 2019 Company-owned gross loans receivable $273.2 $413.2 $571.6 $537.8 $657.6 Gross loans receivable guaranteed by the Company 68.0 78.8 80.4 78.8 73.1 Gross combined loans receivable $341.2 $492.0 $652.0 $616.6 $730.7 Nine months ending (in millions) Dec. 31, 2016 Dec. 31, 2017 Dec. 31, 2018 Sept. 30, 2018 Sept. 30, 2019 Total assets $727.4 $802.1 $884.8 $931.8 $1,068.1 Average assets 661.7 764.8 843.4 866.9 976.4 LTM Adjusted Net Income from Continuing Operations 74.5 86.8 92.3 89.2 118.2 LTM Adjusted ROAA 11.3% 11.3% 10.9% 10.3% 12.1% Note: Subtotals may not sum due to rounding. The above table summarizes Company-owned gross loans receivable, a GAAP balance sheet measure, and reconciles it to gross combined loans receivable, a non-GAAP measure 25 including loans originated by third-party lenders through CSO programs, which are not included in our Condensed Consolidated Financial Statements but from which we earn revenue and for which we provide a guarantee to the lender.

Adjusted Pre-tax income And Adjusted tax Expense Reconciliations ($Thousands) 3 Months endings September 30, 9 Months endings September 30, 2018 2019 2018 2019 Pre-tax income $ (59.5) $ 39.2 $ 0.8 $ 103.1 Loss on extinguishment of debt (1) 72.2 - 83.8 - Restructuring costs (2) - - - 1.8 Legal and related costs (3) (1.2) 0.9 (1.2) 0.9 U.K. related costs (4) - 0.3 - 8.8 Loss from equity method investment (5) - 1.4 - 5.1 Share-based compensation (6) 2.1 2.8 6.1 7.6 Intangible asset amortization 0.7 0.8 2.0 2.3 Adjusted pre-tax income $ 14.3 $ 45.3 $ 91.6 $ 129.6 Tax expense $ (16.9) $ 11.2 $ (0.3) $ 28.7 Impact of tax law changes (7) (0.6) - 1.2 - Cumulative tax effect of adjustments (19.2) (1.2) (23.6) (5.6) Adjusted tax expense $ 2.9 $ 12.5 $ 22.1 $ 34.3 Adjusted tax expense / Adjusted pre-tax income 20.1% 27.5% 24.1% 26.5% 26 Refer to slide 24 for explanation of footnotes referenced above.

Guidance Metrics Reconciliations Fiscal 2019 Outlook Year Ending December 31, 2019 Low High Net income from Continuing Operations $ 101,500 $ 111,500 Adjustments: Non-cash rent expense and foreign currency exchange rate impact (1) (2) - - Restructuring costs (3) 1,750 1,750 Legal and related costs (4) 900 900 U.K. related costs (5) 8,850 8,850 Loss from equity method investment 5,250 5,250 Share-based compensation 10,000 10,000 Intangible asset amortization 3,000 3,000 Cumulative tax effect of adjustments (6,250) (6,250) Adjusted Net Income from Continuing Operations $ 125,000 $ 135,000 Diluted Weighted Average Shares Outstanding 45,450 47,350 Diluted Earnings per Share from Continuing Operations $ 2.23 $ 2.35 Per Share impact of adjustments to Net Income $ 0.52 $ 0.50 Adjusted Diluted Earnings per Share from Continuing Operations $ 2.75 $ 2.85 Net income from Continuing Operations $ 101,500 $ 111,500 Provision for income taxes 40,000 40,000 Interest expense 72,000 72,000 Depreciation and amortization 19,750 19,750 EBITDA $ 233,250 $ 243,250 Non-cash rent expense and foreign currency exchange rate impact (1) (2) - - Restructuring costs (3) 1,750 1,750 Legal and related costs (4) 900 900 U.K. related costs (5) 8,850 8,850 Loss from equity method investment 5,250 5,250 Share-based compensation 10,000 10,000 Adjusted EBITDA $ 260,000 $ 270,000 (1) The Company has historically excluded the impact of non-cash interest from adjusted earnings metrics. With the adoption of ASU 842, effective January 1, 2019, the Company anticipates the difference between GAAP rent expense and cash rent paid will grow. However, the Company will continue to adjust for this difference. (2) The Company has historically excluded the impact of foreign currency translation and hedges from adjusted earnings metrics; the Company does not include the impact of any hedge settlement or realized currency gains or losses in its outlook. (3) Restructuring costs of $1.8 million for the nine months ended September 30, 2019 were due to eliminating 121 positions in North America. The store employee reductions help better align store staffing with in-store customer traffic and volume patterns, as more of our growth comes from online channels and as store customers require less time in stores as they conduct more of the follow-up activities online. The elimination of certain corporate positions relate to efficiency initiatives and has allowed the Company to reallocate investment to strategic growth activities. (4) Legal and related costs for the three and nine months ended September 30, 2019 include costs related to certain securities litigation and related matters of $0.6 million and legal and advisory costs of $0.3 million related to the repurchase of shares from FFL. 27 (5) U.K. related costs of $8.8 million for the nine months ended September 30, 2019 relate to placing the U.K. subsidiaries into administration on February 25, 2019, which included $7.6 million to obtain consent from the holders of the 8.25% Senior Secured Notes to deconsolidate the U.K. Segment and $1.2 million for other costs

US – AEBITDA Reconciliation to Segment Operating Income

U.S	2019 Q3		2019 Q2		2019 Q1		2018 Full Year	
Revenue	$ 237.1	100%	$ 210.0	100%	$ 226.1	100%	$ 853.1	100%
Provision for losses	103.0	43%	92.6	44%	85.0	38%	348.6	41%
Net revenue	134.1	57%	117.5	56%	141.1	62%	504.5	59%
Advertising costs	14.2	6%	11.2	5%	6.4	3%	48.8	6%
Non-advertising COPS	42.6	18%	41.2	20%	45.0	20%	170.9	20%
Total cost of providing services	56.8	24%	52.4	25%	51.3	23%	219.7	26%
Gross margin	77.3	33%	65.1	31%	89.8	40%	284.8	33%
Corporate, district and other	32.9	14%	29.6	14%	43.9	19%	112.8	13%
Interest expense	14.9	6%	14.6	7%	14.7	7%	80.4	9%
Loss on extinguishment of debt	-		-		-		90.6	
Loss from equity method investment	1.4	1%	3.7	2%	-	0%	-	0%
Total operating expense	49.2	21%	48.0	23%	64.5	29%	283.7	33%
Segment operating income	28.1		17.0		31.2		1.1	
Interest expense	14.9		14.6		14.7		80.4	
Depreciation and amortization	3.4	1%	3.4	2%	3.7	2%	13.8	2%
EBITDA	46.4		35.1		49.6		95.3	
Loss on extinguishment of debt (1)	-		-		-		90.6	
U.K. related costs (2)	0.3		0.7		7.8		-	
Loss from equity method investment (3)	1.4		3.7		-		-	
Share-based compensation (4)	2.8	1%	2.6	1%	2.2	1%	8.2	1%
Legal and related costs (5)	0.9		-		-		(0.4)	
Restructuring costs (6)	-		-		1.6		-	
Transaction-related costs (8)	-		-		-		-	
Other adjustments (7)	0.0		(0.1)		(0.1)		0.2	
Adjusted EBITDA	$ 51.8	22%	$ 42.0	20%	$ 61.2	27%	$ 193.9	23%
Adjusted EBITDA Margin	21.8%				27.0%		22.7%	

U.S	2018 Q3		2018 Q2		2018 Q1		2017 Full Year		2017 Q3		2017 Q2		2017 Q1	
Revenue	$ 223.3	100%	$ 190.1	100%	$ 204.6	100%	$ 737.7	100%	$ 193.8	100%	$ 163.8	100%	$ 174.3	100%
Provision for losses	103.3	46%	72.0	38%	64.3	31%	267.5	36%	79.5	41%	52.0	32%	49.2	28%
Net revenue	120.0	54%	118.1	62%	140.3	69%	470.2	64%	114.3	59%	111.8	68%	125.1	72%
Advertising costs	17.6	8%	12.4	7%	5.2	3%	36.1	5%	12.0	6%	7.9	5%	4.7	3%
Non-advertising COPS	42.3	19%	41.7	22%	43.8	21%	166.9	23%	41.2	21%	40.8	25%	43.3	25%
Total cost of providing services	59.9	27%	54.1	28%	48.9	24%	203.0	28%	53.2	27%	48.7	30%	48.0	28%
Gross margin	60.1	27%	64.0	34%	91.3	45%	267.2	36%	61.1	32%	63.1	39%	77.1	44%
Corporate, district and other	22.4	10%	28.2	15%	30.5	15%	120.8	16%	25.3	13%	28.0	17%	25.0	14%
Interest expense	22.2	10%	20.5	11%	22.3	11%	82.5	11%	18.8	10%	18.4	11%	23.3	13%
Loss on extinguishment of debt	69.2		-		11.7		12.5		-		-		12.5	
Loss from equity method investment	-	0%	-	0%	-	0%	-	0%	-	0%	-	0%	-	0%
Total operating expense	113.7	51%	48.7	26%	64.5	32%	215.8	29%	44.1	23%	46.4	28%	60.9	35%
Segment operating income	(53.6)		15.4		26.8		51.5		17.1		16.7		16.3	
Interest expense	22.2		20.5		22.3		82.5		18.8		18.4		23.3	
Depreciation and amortization	3.5	2%	3.4	2%	3.4	2%	13.6	2%	3.4	2%	3.4	2%	3.4	2%
EBITDA	(27.9)		39.2		52.5		147.6		39.3		38.5		43.0	
Loss on extinguishment of debt (1)	69.2		-		11.7		12.5		-		-		12.5	
U.K. related costs (2)	-		-		-		-		-		-		-	
Loss from equity method investment (3)	-		-		-		-		-		-		-	
Share-based compensation (4)	2.1	1%	2.2	1%	1.8	1%	10.3	1%	0.5	0%	1.2	1%	0.1	0%
Legal and related costs (5)	(1.3)		-		-		4.3		0.4		2.0		-	
Restructuring costs (6)	-		-		-		-		-		-		-	
Transaction-related costs (8)	-		-		-		5.6		0.1		0.1		2.3	
Other adjustments (7)	(0.1)		(0.1)		(0.1)		(0.1)		(0.0)		(0.0)		0.0	
Adjusted EBITDA	$ 42.0	19%	$ 41.3	22%	$ 66.0	32%	$ 180.1	24%	$ 40.2	21%	$ 41.8	26%	$ 57.8	33%
Adjusted EBITDA Margin					32.3%		24.4%						33.2%	

Refer to slide 24 for explanation of footnotes (1) – (7) referenced above.

(8) Transaction-related costs include professional fees paid in connection with potential transactions, expenses related to the Company's Initial Public Offering on December 7, 2017, expenses related to the issuance of $135.0 million of the Company's additional Senior Secured Notes due 2022 in the fourth quarter of 2017 and the original issuance of $470.0 million of Senior Secured Notes due 2022 in the first quarter of 2017.

28

Canada – AEBITDA Reconciliation to Segment Operating Income

Canada Income Statement	2019 Q3	2019 Q2	2019 Q1	2018 Full Year	2018 Q4	2018 Q3	2018 Q2	2018 Q1	2017 Full Year	2017 Q4	2017 Q3	2017 Q2	2017 Q1
Revenue	$ 60.2	$ 54.3	$ 51.8	$ 191.9	$ 52.4	$ 46.2	$ 47.0	$ 46.3	$ 186.4	$ 50.6	$ 50.7	$ 43.6	$ 41.6
Provision for losses	20.9	19.5	17.4	73.0	21.6	24.4	14.4	12.6	45.1	8.8	15.7	10.3	10.2
Net revenue	39.3	34.8	34.4	118.9	30.8	21.8	32.7	33.7	141.3	41.8	34.9	33.3	31.3
Advertising costs	2.2	1.6	1.4	10.5	1.4	3.7	2.7	2.7	10.4	3.5	2.9	2.3	1.8
Non-advertising costs of providing services	17.7	17.1	17.3	67.8	17.1	17.6	16.7	16.5	63.0	16.3	16.4	15.1	15.3
Total cost of providing services	19.9	18.7	18.7	78.3	18.4	21.3	19.4	19.2	73.4	19.7	19.3	17.3	17.0
Gross margin	19.4	16.1	15.7	40.6	12.4	0.5	13.3	14.5	68.0	22.0	15.6	16.0	14.3
Corporate, district and other	5.8	5.6	5.2	19.6	4.8	5.1	4.8	4.9	17.0	4.5	4.7	4.4	3.4
Interest expense	2.5	2.4	3.0	4.0	2.7	1.2	0.0	0.1	0.2	0.1	0.1	0.1	0.0
Total operating expense	8.3	8.0	8.2	23.6	7.6	6.4	4.8	5.0	17.2	4.6	4.7	4.4	3.4
Segment operating income	11.1	8.1	7.5	17.0	4.8	(5.9)	8.5	9.5	50.8	17.4	10.9	11.5	10.9
Interest expense	2.5	2.4	3.0	4.0	2.7	1.2	0.0	0.1	0.2	0.1	0.1	0.1	0.0
Depreciation and amortization	1.2	1.2	1.2	4.5	1.2	1.1	1.1	1.1	4.5	1.2	1.2	1.1	1.1
EBITDA	14.8	11.7	11.7	25.5	8.7	(3.6)	9.6	10.7	55.5	18.7	12.2	12.7	12.0
Share-based compensation [4]	-	-	-	-	-	-	-	-	0.2	0.2	-	-	-
Legal and related costs [5]	-	-	-	0.1	-	0.1	-	-	-	-	-	-	-
Other adjustments [7]	0.4	(0.0)	0.0	0.3	0.1	0.1	0.2	0.0	(1.1)	(0.4)	(0.2)	(0.2)	(0.3)
Adjusted EBITDA	$ 15.3	$ 11.7	$ 11.7	$ 25.9	$ 8.8	$ (3.4)	$ 9.8	$ 10.7	$ 54.6	$ 18.4	$ 12.0	$ 12.5	$ 11.7
Adjusted EBITDA Margin	25.4%	21.5%	22.6%	13.5%	16.7%	NM	20.8%	23.2%	29.3%	36.4%	23.6%	28.7%	28.2%

Refer to slide 24 for explanation of footnotes referenced above.

For 2016, Canada segment operating income was $60.5 million. Excluding Interest expense of $0.1 million, depreciation and amortization of $4.8 million, restructuring costs of $0.9 million and other currency related adjustments of $0.4 million), 2016 Adjusted EBITDA was $65.9 million.

For 2015, Canada segment operating income was $56.2 million. Excluding interest expense of $0.1 million, depreciation and amortization of $5.2 million and other currency related adjustments of $1.2 million, 2015 Adjusted EBITDA was $62.8 million

29